Exhibit 3.2

BYLAWS FOR THE REGULATION,
EXCEPT AS OTHERWISE PROVIDED BY STATUTE OR ITS
ARTICLES OF INCORPORATION, OF
808 RENEWABLE ENERGY CORPORATION,
a Nevada corporation
(the “Corporation”)

ARTICLE I

Offices

Section 1.   Principal Executive Office. The principal executive office of the Corporation hereby is fixed and located at 5011 Argosy Avenue, Suite 4, Huntington Beach, CA 92649, with its principal mailing address being 5011 Argosy Avenue, Suite 4, Huntington Beach, CA 92649. The Board of Directors (the “Board”) hereby is granted full power and authority to change the principal executive office of the Corporation from one location to another within or without the State of Nevada. Any such change shall be noted in these bylaws (these “Bylaws”) by the Secretary of the Corporation, opposite this Section, or this Section may be amended to state the new location.

Section 2.     Other Offices. The Board at any time may establish other business offices wherever the Corporation is qualified to do business.

ARTICLE II

Meetings of the Stockholders

Section 1.   Place of Meetings. All annual or other meetings of the Corporation’s stockholders (the “Stockholders”) shall be held at the principal executive office of the Corporation or at any other place within or without the State of Nevada that may be designated by the Board.

Section 2.     Annual Meetings. The annual meetings of the Stockholders shall be held on such date and at such time as may be fixed by the Board. At such meetings, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted that is within the powers of the Stockholders, subject to the remaining provisions of this Section 2.

Written notice of each annual meeting shall be given to each Stockholder entitled to vote thereat, either personally or by mail or other means of written communication, charges prepaid, addressed to such Stockholder at such Stockholder’s address appearing on the books of the Corporation or given by such Stockholder to the Corporation for the purpose of notice. If any notice or report addressed to a Stockholder at the address of such Stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver such notice or report to such Stockholder at such address, then all future notices and reports shall be deemed to have been duly given to such Stockholder without further mailing if such notices and reports are made available for such Stockholder upon written demand of such Stockholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of such notices and reports to all of the other Stockholders. If a Stockholder fails to provide the Corporation with an address, then notice shall be deemed to have been given to such Stockholder if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is situated or if published at least once in some newspaper of general circulation in the county in which the principal executive office of the Corporation is located.

All such notices shall be given to each Stockholder entitled thereto not less than ten (10) nor more than sixty (60) days before each annual meeting. Every such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation, shall be prima facie evidence that such notice was given.

Such notices shall specify:

(a)           the place, the date and the hour of the annual meeting;

(b)           the purpose or purposes for which the meeting is called; and

(c)           such other matters, if any, as may be required by statute.

Notice of the time, place and purpose of any meeting of the Stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any Stockholder by his attendance thereat in person or by proxy, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened. Any Stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

The following provisions of this Section 2 shall apply regardless of whether the Corporation has a class of securities registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”); provided, however, that this Section 2 shall not require any filing with the Securities and Exchange Commission by either the Corporation or the Stockholder.

At an annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a Stockholder (as determined by reference to Rule 14a-8 promulgated under the 1934 Act). For business to be properly brought before an annual meeting by a Stockholder, such Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Stockholder’s notice must be delivered to or mailed and received at the principal executive office of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day before the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that no annual meeting was held in the previous year or that the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the Stockholder to be timely must be so received not earlier than the close of business on the ninetieth (90th) day before such annual meeting and not later than the close of business on the later of the sixtieth (60th) day before such annual meeting or, in the event that public announcement of the date of such annual meeting is first made by the Corporation fewer than seventy (70) days before the date of such annual meeting, the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. A Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter that such Stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the Stockholder proposing such business, (C) the class and number of shares of the Corporation that are beneficially owned by such Stockholder, (D) any material interest of such Stockholder in such business and (E) any other information that is required to be provided by such Stockholder pursuant to Regulation 14A under the 1934 Act, in his capacity as a proponent of a Stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a Stockholder proposal in the proxy statement and form of proxy for a Stockholders meeting, Stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of the Stockholders except in accordance with the procedures set forth in this paragraph. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this paragraph, and, if he should so determine, he shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be transacted.

Only persons who are confirmed in accordance with the procedures set forth in this paragraph shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board may be made at a meeting of the Stockholders by or at the direction of the Board or by any Stockholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of the immediately-preceding paragraph of this Section 2. Such Stockholder’s notice shall set forth (i) as to each person, if any, whom such Stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between such Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by such Stockholder and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such Stockholder giving notice, the information required to be provided pursuant to the immediately-preceding paragraph of this Section 2. At the request of the Board, any person nominated by a Stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the Stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

For purposes of this Section 2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 3.   Special Meetings. Special meetings of the Stockholders, for the purpose of taking any action permitted by the Stockholders under Nevada Revised Statutes, Chapter 78 and the Corporation’s Articles of Incorporation (the “Articles of Incorporation”), may be called at any time by (a) the Chairman of the Board, (b) the Chief Executive Officer, (c) the President or (d) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist vacancies in previously authorized directorships at the time that any such resolution is presented to the Board for adoption). If a special meeting of the Stockholders is called by any person or persons other than the Board, then the request therefor shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telephonic or other facsimile transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. No business may be transacted at such special meeting of the Stockholders other than as specified in such request. Within sixty (60) days after receipt of the request, the Board shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon the Board’s determination of the time and place of the special meeting, notice of such special meeting shall be given in the same manner as notice is to be given for the annual meetings of the Stockholders in accordance with the provisions of the preceding Section 2 (except in special cases where other express provision is made by statute). In addition to the matters required by items (a) and, if applicable, (c) of the preceding Section 2, notice of any special meeting shall specify the general nature of the business to be transacted at such special meeting, and no other business may be transacted at such special meeting. If notice of the special meeting is not given within sixty (60) days after the receipt of the request, the person or persons having requested the special meeting may set the time and place of the special meeting and give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of the Stockholders called by action of the Board may be held.

Section 4.     Quorum. Except as otherwise provided by applicable law or by the Articles of Incorporation, the presence in person or by proxy of the Stockholders entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The chairman of a meeting or the inspector or inspectors of election appointed for such meeting pursuant to Section 10 of this Article II, as the case may be, may determine that a quorum is present based on any reasonable evidence of the presence in person or by proxy of Stockholders holding a majority of the outstanding shares, including, without limitation, evidence from any record of the Stockholders or their proxies who have signed a register indicating their presence at the meeting. The Stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Where a separate vote by a class or classes or series is required, except as otherwise provided by law or by the Articles of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

Section 5.   Adjourned Meeting and Notice Thereof. Any Stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time either by the chairman of the meeting or by the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 4 of this Article II. At such adjourned meeting at which a quorum is present or represented by proxy, any business may be transacted that could have been transacted at the meeting as originally noticed.

When any Stockholders’ meeting, either annual or special, is adjourned for forty-five (45) days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided in the immediately-preceding sentence hereof, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

Section 6.   Voting. Unless a record date for voting purposes is fixed as provided in Section 1 of Article VI of these Bylaws, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day immediately preceding the day on which notice of a meeting is given, or, if such notice is waived, at the close of business on the business day immediately preceding the day on which a meeting of the Stockholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Such vote may be by ballot or voice vote; provided, however, that all elections for directors must be by ballot upon demand therefor made by a Stockholder at any election before the voting begins, and provided further that the Board in its discretion may require a written ballot for any vote. If a quorum is present at a meeting, the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote thereat on any matter shall be the act of the Stockholders, unless the vote of a greater number or voting by classes is required by Nevada Revised Statutes, Chapter 78 or the Articles of Incorporation; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Where a separate vote by a class or classes or series is required, except as otherwise provided by law or by the Articles of Incorporation or these Bylaws, if a quorum of such class or classes or series is present at a meeting, the affirmative vote of the majority (plurality, in the case of the election of directors) of the shares of such class or classes or series present in person or represented by proxy at such meeting and entitled to vote thereat shall be the act of such class or classes or series.

Unless otherwise provided in the Articles of Incorporation, at every meeting of the Stockholders, each Stockholder shall be entitled to one (1) vote in person or by proxy for each share of capital stock having voting power held by such Stockholder.

If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, then his act binds all; (b) if more than one (1) votes, then the act of the majority so voting binds all; (c) if more than one (1) votes but the vote is evenly split on any particular matter, then each faction may vote the securities in question proportionally. If the instrument filed with the Secretary of the Corporation shows that any such tenancy is held in unequal interests, then a majority or even-split for the purpose of the foregoing clause (c) shall be a majority or even-split in interest.

Section 7.    Validation of Defectively Called or Noticed Meetings. The transactions of any meeting of the Stockholders, either annual or special, however called and noticed, shall be as valid as if taken at a meeting duly held after regular call and notice if a quorum is present at such meeting either in person or by proxy and if, either before or after such meeting, all of the persons entitled to vote at such meeting but who are not present thereat in person or by proxy or who, although present, have, at the beginning of such meeting, properly objected to the transaction at such meeting of any business because such meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice but not so included, sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records of the Corporation or made a part of the minutes of such meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Stockholders need be specified in any written waiver of notice.

Section 8.   Action Without a Meeting. Any action that under any provision of Nevada Revised Statutes, Chapter 78 may be taken at a meeting of the Stockholders may be taken without a meeting and without notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice shall be given of the taking of any Corporate action approved by the Stockholders without a meeting by less than unanimous written consent to those Stockholders entitled to vote who have not consented to such Corporate action in writing. Unless as provided in Section 1 of Article VI of these Bylaws the Board has fixed a record date for the determination of Stockholders entitled to give such written consent, the record date for such determination shall be the day on which the first written consent is given. All such written consents shall be filed with the Secretary of the Corporation.

Any Stockholder giving a written consent, or such Stockholder’s proxy holder, or a transferee of the shares of such Stockholder, or a personal representative of such Stockholder or any such person’s respective proxy holder may revoke such Stockholder’s consent in writing received by the Corporation before the time at which written consents of the number of shares required to authorize a proposed Corporate action have been filed with the Secretary of the Corporation but not thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

Section 9.   Proxies. Every person entitled to vote shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or such person’s duly authorized agent. Any proxy duly executed is not revoked and continues in full force and effect until a written instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation before the vote pursuant thereto; provided, however, that no such proxy shall be valid after the expiration of six (6) months from the date of its execution unless it is coupled with an interest or unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which time in no case shall exceed seven (7) years from the date of such proxy’s execution.

Section 10.   Inspectors of Election. In advance of any meeting of the Stockholders, the Board may appoint one or more persons other than nominees for office to act as inspectors of election at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and at the request of any Stockholder or any Stockholder’s proxy shall, make such appointment at such meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting at the request of one or more Stockholders or proxies of Stockholders, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act as inspector, the vacancy may, and at the request of any Stockholder or a Stockholder’s proxy shall, be filled by appointment by the Board in advance of the meeting or at the meeting by a chairman of the meeting. Inspectors of election need not be Stockholders, and any officer of the Corporation may be an inspector of election with respect to a vote to be taken on any matter other than a vote to be taken for or against a proposal in which such person has or will have a material interest.

The duties of inspectors shall include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining results; and such acts as may be proper to conduct the election or vote with fairness to all Stockholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy presumptively shall determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they were mailed.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If three (3) inspectors of election are appointed, the decision, act or certificate of a majority of such inspectors is effective in all respects as the decision, act or certificate of all of such inspectors. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 11.   Stockholder Lists. At least ten (10) days before every meeting of the Stockholders, the officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such Stockholder and the number of shares registered in the name of each such Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to a meeting, during ordinary business hours, for a period of at least ten (10) days before such meeting, at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting, and such list also shall be available throughout the duration of such meeting and may be inspected by any Stockholder who is present thereat.

Section 12.   Organization. At every meeting of the Stockholders, the Chairman of the Board, or, if a Chairman of the Board has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the Stockholders entitled to vote, present in person or by proxy at the meeting, shall act as chairman of the meeting. The Secretary of the Corporation, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting. The Board shall be entitled to make such rules or regulations for the conduct of meetings of the Stockholders as the Board may deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to Stockholders of record and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of the Stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III

Directors

Section 1.   Powers. Subject to limitations provided by the Articles of Incorporation, these Bylaws and Nevada Revised Statutes, Chapter 78 as to actions to be authorized or approved by the Stockholders or the outstanding shares, and subject to the duties of directors as prescribed by these Bylaws, all Corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to management or other persons, provided that the business and affairs of the Corporation shall be managed and all Corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers but subject to the same limitations, it hereby is declared that the directors shall have the following powers in addition to the other powers enumerated in these Bylaws:

First - To select and remove all of the officers, agents and employees of the Corporation, prescribe such powers and duties for them as are not inconsistent with law, the Articles of Incorporation or these Bylaws, fix their compensation and require from them security for faithful service.

Second - To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, the Articles of Incorporation or these Bylaws, as they deem best.

Third - To change the principal executive office and principal place for the transaction of the business of the Corporation from one location to another as provided in Article I, Section 1 of these Bylaws; to fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Nevada, as provided in Article I, Section 2 of these Bylaws; to designate any place within or without the State of Nevada for the holding of any Stockholders’ meeting; and to adopt, make and use a Corporate seal, to prescribe the forms of certificates of stock of the Corporation and from time to time to alter the form of such seal and of such certificates, as in their judgment they deem best, provided that such seal and such certificates shall comply at all times with all applicable provisions of law.

Fourth - Upon such terms as may be lawful, from time to time to authorize the issuance of shares of stock of the Corporation.

Fifth - To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the Corporation’s name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and security therefor.

Sixth – By resolution adopted by a majority of the authorized number of directors, to designate and appoint an Executive Committee and other committees, each consisting of one or more directors, to serve at the pleasure of the Board, and to prescribe the manner in which proceedings of such committees shall be conducted. Any such committee, to the extent provided in a resolution of the Board, shall have all of the authority of the Board, except as otherwise provided in Section 19 of this Article III, and except with respect to:

(a)           the approval of any action for which Nevada Revised Statutes, Chapter 78 or the Articles of Incorporation also require Stockholder approval;

(b)           the filling of vacancies on the Board or in any committee;

(c)           the fixing of compensation of the directors for serving on the Board or on any committee;

(d)           the amendment or repeal of these Bylaws or the adoption of new Bylaws;

(e)           the amendment or repeal of any resolution of the Board;

(f)           any distribution to the Stockholders, except at a rate or in a periodic amount or within a price range determined by the Board; and

(g)           the appointment of other committees of the Board or the members thereof.

Section 2.   Number and Qualification of Directors. The authorized number of directors shall be not less than one (1) nor more than thirteen (13) as fixed from time to time by resolution of the Board; provided that no decrease in the authorized number of directors shall shorten the term of any incumbent director. A director need not be a Stockholder, a citizen of the United States or a resident of the State of Nevada. Every director shall be at least eighteen (18) years of age.

Section 3.   Election and Term of Office. The directors shall be elected at each annual meeting of the Stockholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of the Stockholders held for such purpose. All directors shall hold office until their respective successors are elected, subject to Nevada Revised Statutes, Chapter 78 and the provisions of these Bylaws with respect to vacancies on the Board.

Section 4.   Resignation. Any director may resign effective upon giving written notice to the Board, the President or the Secretary, unless the notice specifies a later time for the effectiveness of such resignation. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the Stockholders shall have power to elect a successor to take office when such resignation is to become effective.

Section 5.   Removal. Any director, or the entire Board, may be removed from office at any time, without cause, by the vote of Stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote. Whenever the holders of any class or series of shares are entitled to elect one or more directors, unless otherwise provided in the Articles of Incorporation, removal of any such director requires only the proportion of votes, specified in the immediately-preceding sentence, of the holders of that class or series, and not the votes of the outstanding shares as a whole.

No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of such director’s term of office.

Section 6.   Vacancies. A vacancy in the Board shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors is increased or if the Stockholders fail at any annual or special meeting of the Stockholders at which one or more directors are to be elected to elect the full authorized number of directors to be voted for at that meeting.

Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the Stockholders.

The Stockholders at any time may elect a director or directors to fill a vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

Section 7.   Place of Meetings. Regular meetings of the Board shall be held at any place within or without the State of Nevada that from time to time has been designated by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings of the Board shall be held at the principal executive office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office of the Corporation.

Section 8.   Organization Meeting. Immediately following each annual meeting of the Stockholders, the Board shall hold a regular meeting at the place of the annual meeting of the Stockholders or at such other place as may be fixed by the Board for the purpose of organization, appointment of officers and the transaction of other business. Call and notice of such meetings hereby are dispensed with.

Section 9.   Other Regular Meetings. Other regular meetings of the Board shall be held without call as provided in a resolution from time to time adopted by the Board; provided, however, that, if the day of any such meeting should fall upon a legal holiday, then such meeting shall be held at the scheduled time on the next business day thereafter. Notice of all such regular meetings of the Board hereby is dispensed with.

Section 10.   Special Meetings. Special meetings of the Board for any purpose or set of purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or by any two (2) directors of the Corporation, or, if the Corporation has only one (1) director, then by such single director.

Special meetings of the Board shall be held upon four (4) days’ written notice or forty eight (48) hours’ notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director’s address as it is shown on the records of the Corporation or as may have been given to the Corporation by the director for the purpose of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors regularly are held.

Notice by mail shall be deemed to have been given when a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is delivered personally to the recipient or is delivered to a common carrier for transmission or actually transmitted by the person giving the notice by electronic means to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe promptly will communicate it to the recipient.

Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when such director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because such meeting is not lawfully called or convened.

Section 11.   Action Without a Meeting. Any action required or permitted to be taken by the Board or a committee thereof may be taken without a meeting if all members of the Board or such committee individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board or committee and shall have the same force and effect as a unanimous vote of the Board or committee.

Section 12.   Action at a Meeting: Quorum and Required Vote. Presence of a majority of the authorized number of directors at a meeting of the Board constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the immediately-preceding sentence hereof constitutes presence in person at such meeting. Every act done or decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation or by these Bylaws. A meeting at which a quorum initially is present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

Section 13.   Validation of Defectively Called or Noticed Meetings. The transactions effected at any meeting of the Board, however called and noticed or wherever held, shall be as valid as if effected at a meeting duly held after regular call and notice if a quorum is present at such meeting and if either before or after such meeting all of the directors who are not present at such meeting or who, although present at such meeting, have before such meeting or at its commencement protested the lack of proper notice to such meeting sign a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes of such meeting. All such waivers, consents or approvals shall be filed with the Corporate records or made a part of the minutes of the meeting.

Section 14.   Adjournment. A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; provided, however, that, in the absence of a quorum, a majority of the directors present at any directors’ meeting, either regular or special, from time to time may adjourn such meeting until the time fixed for the next regular meeting of the Board.

Section 15.   Notice of Adjournment. If a meeting is adjourned for more than twenty four (24) hours, notice of any adjournment to another time or place shall be given before the time of the adjourned meeting to the directors who were not present at the time of adjournment. Otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place of such adjourned meeting is fixed at the meeting adjourned.

Section 16.   Organization. At every meeting of the directors, the Chairman of the Board, or, if a Chairman of the Board has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the President, or, if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

Section 17.   Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board. Directors shall be entitled to such compensation for their services as may be approved by the Board, including, if so approved by resolution of the Board, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board and at any meeting of a committee of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor.

Section 18.   Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all of the Corporation’s books, records and documents of every kind and to inspect physical properties of the Corporation and of its subsidiary corporations, if any, domestic and foreign. Such inspection by a director may be made in person or by agent or attorney, and such inspection rights include the right to copy and obtain extracts.

Section 19.   Committees. The provisions of this Section 19 are subject to the provisions of Section 1 (Sixth) of this Article III.

(a)           Executive Committee. The Board may, by resolution adopted by a majority of the authorized number of directors, designate and appoint an Executive Committee to consist of one or more members of the Board. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, but no such committee shall have any power or authority in reference to (i) amending the Articles of Incorporation, (ii) authorizing the issuance of stock or other securities of the Corporation, (iii) adopting an agreement of merger or consolidation, (iv) recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets or (v) recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation.

(b)           Other Committees. The Board may, by resolution adopted by a majority of the authorized number of directors, from time to time designate and appoint such other committees as may be permitted by law. Such other committees designated and appointed by the Board shall consist of one or more members of the Board and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)           Term. Each member of a committee of the Board shall serve a term on such committee coexistent with such member’s term on the Board. The Board, subject to the forgoing paragraphs (a) and (b) of this Section 19, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board. The Board may at any time for any reason remove any individual committee member from such committee, and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of any committee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

(d)           Meetings. Unless the Board otherwise provides, regular meetings of the Executive Committee or any other committee designated and appointed pursuant to this Section 19 shall be held at such times and places as are determined by the Board or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place that has been determined from time to time by such committee and may be called by any director who is a member of such committee upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of the time and place of special meetings of the Board. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when such director attends such special meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened. A majority of the authorized number of members of any committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. Minutes shall be kept of each meeting of each committee.

ARTICLE IV

Officers

Section 1.   Officers. The officers of the Corporation shall be a Chairman of the Board (if and when appointed by the Board), a Chief Executive Officer, a President, a Secretary and a Treasurer. The Corporation also may have, in the discretion of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.

Section 2.   Appointment. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV, shall be appointed annually by the Board, and each such officer shall hold office until such officer resigns or is removed or otherwise is disqualified to serve, or until such officer’s successor is appointed.

Section 3.   Subordinate Officers. Etc. The Board may appoint, and may empower the Chief Executive Officer and the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board from time to time may determine.

Section 4.    Resignation. Any officer may resign at any time by giving written notice to the Board or to the Chief Executive Officer or the President or the Secretary of the Corporation, without prejudice, subject, however, to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect on the date of the Corporation’s receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.   Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officer upon whom such power of removal may have been conferred by the Board (subject, in each case, to the rights, if any, of an officer under any contract of employment with the Corporation).

Section 6.   Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 7.   Chairman of the Board. The Board may appoint a Chairman of the Board. If the Board has appointed a Chairman of the Board, then the Chairman of the Board, when present, shall preside at all meetings of the Board and at all meetings of the Stockholders. The Chairman of the Board shall perform other duties commonly incident to his office and also shall perform such other duties and have such other powers as the Board may designate from time to time.

Section 8.   Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board and the committees of the Board, is the general manager of the Corporation. The Chief Executive Officer shall have supervising authority over and may exercise general executive power concerning the supervision, direction and control of the business and affairs of the Corporation, with the authority from time to time to delegate to the President and other officers of the Corporation such executive powers and duties as the Chief Executive Officer may deem advisable. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board and at all meetings of the Stockholders.

Section 9.   President. Subject to such supervisory powers, if any, as may be given by the Board to the Chief Executive Officer, the President shall, subject to the control of the Board and the committees of the Board, have general supervision, direction and control of the business and affairs of the Corporation. In the absence of a Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the Board and at all meetings of the Stockholders. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board, the committees of the Board or these Bylaws.

Section 10.   Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board shall perform all the duties of the President and when so acting shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the committees of the Board or these Bylaws.

Section 11.   Secretary. The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of actions taken at all meetings of directors and at all meetings of the Stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at the Stockholders’ meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent a share register, or a duplicate share register, showing the names of the Stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all of the meetings of the Stockholders and of the Board required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody and’ shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

The Secretary shall perform all other duties given to the Secretary in these Bylaws and other duties commonly incident to the Secretary’s office and also shall perform such other duties and have such other powers as the Board may designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to an Assistant Secretary’s office and also shall perform such other duties and have such other powers as the Board or the President shall designate from time to time.

Section 12.   Treasurer. The Treasurer shall be the Chief Financial Officer of the Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. At all reasonable times the books of account shall be open to inspection by any director.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions effected by the Treasurer on behalf of the Corporation and of the financial condition of the Corporation and shall have such other powers and perform such other duties as may be prescribed by the Board, the committees of the Board or these Bylaws.

ARTICLE V

Indemnification

Section 1.   Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer of the Corporation or at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Nevada as the same exist or hereafter may be amended (but in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such laws permitted the Corporation to provide before such amendment) against and from all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this Article V or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation, or who has ceased to serve at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition; provided, however, that, if Nevada Revised Statutes, Chapter 78 so requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it ultimately is determined by a court of competent jurisdiction that such director or officer is not entitled to be indemnified under this Section or otherwise. The rights set forth herein shall not be exclusive of other rights to which any director, officer or other person may be entitled as a matter of law. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation, and to persons who are serving or did serve at the request of the Corporation as an employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, with the same scope and effect as provided to the directors and officers of the Corporation pursuant to the foregoing provisions of this Section 1.

Section 2.   Right of Claimant to Bring Suit. If a claim under Section 1 of this Article V is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, then at any time thereafter the claimant may bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that a claimant has failed to meet a standard of conduct that makes it permissible under Nevada law for the Corporation to indemnify such claimant for the amount claimed. Neither the failure of the Corporation (including its Board, independent legal counsel or the Stockholders) to have made a determination before the commencement of such action that the indemnification of a claimant is permissible in the circumstances because such person has met such standard of conduct nor any actual determination by the Corporation (including the Board, independent legal counsel or the Stockholders) that the claimant has not met such standard of conduct shall be a defense to such action or create a presumption that such claimant has failed to meet such standard of conduct.

Section 3.   Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or these Bylaws, agreement, vote of the Stockholders or disinterested directors or otherwise.

Section 4.   Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any current or past director, officer, employee or agent of the Corporation, and/or any current or past director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against any cost, charge, expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such cost, charge, expense, liability or loss under Nevada law.

Section 5.   Expenses as a Witness. To the extent that any person who is or was a director, officer, employee or agent of the Corporation is by reason of having or having had such position, or that any person who is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise is by reason of having or having had such position, a witness in any action, suit or proceeding, such person shall be indemnified against all costs and expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

Section 6.   Indemnity Agreements. From time to time the Corporation may enter into indemnity agreements with the persons who are members of the Board, and with such officers, employees and agents as the Board may designate, such indemnity agreements to provide in substance that the Corporation shall indemnify such persons to the full extent contemplated by this Article V.

Section 7.   Severability. If any provision or any portion thereof of this Article V of these Bylaws is invalidated on any ground by any court of competent jurisdiction, then the Corporation nevertheless shall indemnify each person intended to be indemnified under this Article V to the fullest extent not prohibited by any applicable provision or portion thereof of this Article V that has not been so invalidated or by any applicable law.

Section 8.   Effect of Amendment. Any amendment, modification or repeal of any provision of this Article V by the Stockholders and/or the directors of the Corporation shall not adversely affect any right or protection of any director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, existing at the time of such amendment, modification or repeal.

ARTICLE VI

Miscellaneous

Section 1.   Record Date. The Board may fix a time in the future as a record date for the determination of the Stockholders entitled to notice of and to vote at any meeting of the Stockholders or entitled to give consent to Corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution or any allotment of rights or to exercise rights with respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty (60) days before the date of any meeting or before the date of any other event for which the record date is fixed. When a record date for a meeting is so fixed, only Stockholders of record on that date are entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Corporation after such record date, except as otherwise provided in the Articles of Incorporation or in these Bylaws.

Section 2.   Dividends. Subject to the provisions of the Articles of Incorporation, dividends on the capital stock of the Corporation may be declared by the Board at any regular or special meeting of the Board, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

Before the payment of any dividend, the Board may set aside out of any funds of the Corporation available for dividends such sums as the Board from time to time in the Board’s absolute discretion thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board determines to be in the best interests of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 3.   Inspection of Corporate Records. The books of account and all financial records of the Corporation and any subsidiary of the Corporation shall be open to inspection upon at least five (5) days’ written demand by any current Stockholder or holder of a voting trust certificate of not less than fifteen percent (15%) of all of the issued and outstanding shares of the Corporation; provided, however, that such inspection may be refused any Stockholder who refuses to furnish the Corporation with an affidavit that such inspection is not desired for any purpose not related to such Stockholder’s interest in the Corporation as a Stockholder. Such inspection by a Stockholder or holder of a voting trust certificate may be made in person or by agent or attorney, and such right of inspection includes the rights to copy and to conduct an audit of such records. All costs of making copies or conducting an audit shall be borne by the person exercising such rights.

A Stockholder who has been a Stockholder of record for at least six (6) months before making such demand or a Stockholder or Stockholders holding at least five (5%) percent in the aggregate of the outstanding shares of the Corporation shall have (in person or by agent or attorney) the right to inspect and copy the record of Stockholders’ names and addresses and stockholdings during usual business hours upon five (5) days’ prior written demand upon the Corporation and to obtain from the transfer agent of the Corporation, upon written demand, a list of the Stockholders’ names and addresses who are entitled to vote for the election of directors, and their stockholdings, as of the most recent record date for which such list of Stockholders has been compiled or as of a date specified by such demanding Stockholder or Stockholders after the date on which such Stockholder or Stockholders make such demand. Such list shall be made available on or before the later of five (5) business days after such demand is received or the date specified therein as the date as of which such list is to be compiled.

Section 4.   Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable by the Corporation shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board.

Section 5.   Annual Report to Stockholders. In the discretion of the Board, annual or other periodic reports may be issued to the Stockholders.

Section 6.   Contracts, Etc.; How Executed. Except as provided otherwise in these Bylaws, the Board may authorize any officer to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement or to pledge the Corporation’s credit or to render the Corporation liable for any purpose or for any amount.

Section 7.   Certificates for Shares. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation, certifying the number of shares and the class or series of shares owned by such Stockholder. Any of the signatures on the certificate may be facsimile, provided that in such event at least one signature, including that of either officer or the Corporation’s registrar or transfer agent, if any, shall be signed manually. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, such certificate nevertheless may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar on the date of issuance.

Any such certificate also shall contain such legends or other statements as may be required by applicable federal and state securities laws and by any agreement between the Corporation and the issuee thereof.

Certificates for shares may be issued before full payment under such restrictions and for such purposes as the Board or these Bylaws may provide; provided, however, that any such certificate so issued before full payment shall state on its face the amount remaining unpaid and the terms of payment thereof.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate shall be issued without the surrender and cancellation of the old certificate if (a) the old certificate is lost, apparently destroyed or wrongfully taken; (b) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction or theft; (c) the request for the issuance of a new certificate is made before the receipt of notice by the Corporation that the old certificate has been acquired by a bona fide purchaser; (d) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the Corporation; and (e) the owner of the old certificate satisfies any other reasonable requirement imposed by the Corporation. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation and of the holders of the old and new certificates shall be governed by the provisions of the Uniform Commercial Code of Nevada.

Section 8.   Corporate Seal. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the Corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers of the Corporation shall be as effectual and binding on the Corporation without the Corporate seal as if the execution of the same had been evidenced by affixing the Corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest to such affixing by signature.

Section 9.   Representation of Shares of Stock or Other Securities of Other Corporations and Entities. The Chief Executive Officer, the President or any Vice President of the Corporation are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to all shares of stock or other securities of other corporations and entities standing in the name of the Corporation. The authority herein granted to the officers of the Corporation to vote or represent on behalf of the Corporation all shares of stock or other securities held by the Corporation in other corporations and entities may be exercised either by such officers in person or by any other person authorized to do so by proxy or power of attorney duly executed by such officers.

Section 10.   Inspection of Bylaws. The Corporation shall keep in its principal executive office in Nevada, or, if its principal executive office is not in Nevada, then at its registered office in Nevada (or otherwise provide upon the Corporation’s receipt of a written request for the same from any Stockholder), the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Stockholders at all reasonable times during office hours.

Section 11.   Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in Nevada Revised Statutes,  Chapter 78 shall govern the construction of these Bylaws.

ARTICLE VII

Board of Advisors

The Board, in its discretion, may establish a Board of Advisors consisting of individuals who may or may not be Stockholders or directors of the Corporation. The purpose of the Board of Advisors would be to advise the directors and officers of the Corporation with respect to such matters as such directors and officers shall choose and any and all other matters that the members of such Board of Advisors deem appropriate in furtherance of the best interests of the Corporation. The Board of Advisors shall meet on such basis as the members thereof may determine. The Board may eliminate the Board of Advisors at any time. No member of the Board of Advisors, nor the Board of Advisors itself, shall have any authority within the Corporation or any decision-making power and shall be merely advisory in nature. Unless the Board determines another method of appointment, the President shall recommend to the Board possible members of the Board of Advisors, and the Board shall approve or reject such appointments.

ARTICLE VIII

Amendments

Section 1.   Power of Stockholders. New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written consent of Stockholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

Section 2.   Power of Directors. Subject to the right of Stockholders as provided in Section 1 of this Article VIII to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board.

CERTIFICATE OF SECRETARY

I, the undersigned, hereby certify:

1.           That I am the duly elected and acting Secretary of 808 Renewable Energy Corporation, a Nevada corporation (the “Corporation”); and

2.           That the foregoing bylaws, comprising twenty-three (23) pages, constitute the bylaws of the Corporation as duly adopted by the sole director of the Corporation by written consent dated May 20, 2009.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Corporation on November 28, 2011.

/s/Patrick S. Carter
Patrick S. Carter